Exhibit 10.14.8

AMENDMENT NO. 10

TO THE

LICENSE AND SERVICE AGREEMENT

THIS AMENDMENT NO. 10 effective as of January 18, 2011 (the “Amendment Ten Effective Date”) by and between TELENAV, INC., a Delaware Corporation with principal offices at 1130 Kifer Road, Sunnyvale, CA 94086 (“LICENSOR”), and AT&T Mobility LLC, a Delaware limited liability company with principal offices at 1055 Lenox Park Blvd., Atlanta, GA 30319 (“AT&T”) amends the License and Service Agreement dated as of March 19, 2008 between the Parties (“Agreement”). All capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the parties have amended the Agreement by the:

1.	First Amendment dated as of November 13, 2008;
2.	Second Amendment dated as of November 20, 2008;
3.	Fourth Amendment dated as of June 16, 2009;
4.	Sixth Amendment, dated as of October 13, 2009;
5.	Seventh Amendment, dated as of October 27, 2009;
6.	Eighth Amendment, dated as of November 16, 2009;
7.	Ninth Amendment, dated as of April 13, 2010; and

WHEREAS, the Parties inadvertently skipped (and did not execute) a third or fifth amendment to the Agreement and nevertheless desire to continue numbering amendments sequentially; and

WHEREAS, the Parties desire to extend the term of the Agreement on the terms and conditions contained herein

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1. Term. Section 11.1 of the Agreement is deleted in its entirety and replaced with the following:

“11.1 Term/Renewal. This Agreement shall have a term from the Effective Date until March 19, 2013 (“Initial Term”). After the expiration of the Initial Term, this agreement will be automatically renewed for successive one (1) year terms (each, a “Renewal Term”) unless terminated by either Party with at least sixty (60) days’ written notice prior to the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Term are collectively referred to as the “Term.” The Parties expressly agree that the provisions of Section 2.8 (Exclusivity) will not apply during any Renewal Term.”

2. No Further Changes. Except as modified hereby, the Agreement will continue in full force in accordance with its terms.

IN WITNESS WHEREOF, AT&T and Licensor, intending to be bound by all of the terms and conditions, have caused this Amendment No. 10 to be duly executed by their respective duly authorized representatives as of the date set forth above. This Amendment No. 10 will not be fully executed and binding on the parties unless and until authorized signatures of both parties are affixed hereto.

AT&T MOBILITY LLC		TeleNav, Inc.

on behalf of itself and its Affiliates

/s/ Ted Woodbery		/s/ Douglas S. Miller
(Signature)		(Signature)

Printed Name: Ted Woodbery		Printed Name: Douglas S. Miller

Title: VP Wireless, Voice and Ancillary Products		Title: CFO

Date:	January 25, 2011	Date:	January 24, 2011